Exhibit 10.3
AMENDMENT NUMBER TWO
TO THE
GOODRICH CORPORATION OUTSIDE DIRECTOR DEFERRAL PLAN
(Approved By the Board of Directors on April 24, 2007)
          THIS AMENDMENT is made this 24th day of April, 2007, by Goodrich Corporation (hereinafter referred to as the “Company”);
WITNESSETH
          WHEREAS, the Company maintains the Goodrich Corporation Outside Director Deferral Plan, as approved by the Board of Directors on December 7, 2004 (hereinafter referred to as the “Plan”); and
          WHEREAS, pursuant to Paragraph 7 of the Plan, the Board of Directors of the Company has maintained the right to amend the Plan from time to time; and
          WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan; and
          NOW, THEREFORE, effective April 24, 2007, the last sentence of Paragraph 6(e) of the Plan is hereby deleted and the following inserted in lieu thereof:
In the event of any stock dividend, stock split, or similar change in the capitalization of the Company, the Plan Administrator shall be required to make equitable adjustments to the Phantom Share Account of each Participant to equalize the value and prevent dilution or enlargement of the rights of Participants in any form or manner of adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances.
          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Title: